================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                -----------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 29, 2004


                                -----------------

                             Small Town Radio, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                -----------------


            Nevada                 000-30805              84-1125214
(State or Other Jurisdiction      (Commission            (IRS Employer
      of Incorporation)           File Number)        Identification No.)


 3500 Lenox Road, NE, Suite 1500, Atlanta, GA                 30326
  (Address of Principal Executive Offices)                  (Zip Code)

       Registrants' telephone number, including area code: (404) 419-2440

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                                -----------------

      Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

================================================================================

                                Table of Contents

Section 1 - Registrant's Business and Operations
Section 2 - Financial Information
Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant's Independent Accountant
Section 5 - Corporate Governance and Management
Section 9 - Financial Statements and Exhibits
Exhibit 9.01 Letter regarding change of Independent Accountant Signatures

================================================================================

Item 1.03. Bankruptcy or Receivership

      On May 18, 2003, the company filed a voluntary petition for relief under Chapter 11 of the bankruptcy code. The Company remained as a debtor-in-possession. The United States Trustee filed a Second Motion to Dismiss the case in March 2004 citing the facts that he Company did not file a disclosure statement and plan of reorganization in conformity with 11 U.S.C. ss. 1121(b) nor did the Company file Monthly Operating Reports after October 2003 in accordance with Bankruptcy Rule 2015 and Operating Guidelines of the United Trustee. Without objection from the Company, the case was dismissed April 29, 2004.


Item 2.01. Acquisition of Disposition of Assets

      On November 19, 2003, Small Town Radio, Inc. and its subsidiary (collectively "the Company") entered into a Second Amendment to Asset Purchase Agreement ("the Agreement"). Under the terms of the Agreement, the Company sold all of the assets related to WDGR-AM licensed in Dahlonega, Georgia to USK Broadcasting, Inc. in exchange for cash in the amount of $270,000 and a note in the amount of $30,000 due and payable on January 19, 2004 and a second note in the amount of $100,000 due and payable November 19, 2004.

      WDGR-AM was the Company's sole operating asset.


Item 4.01. Changes in Registrant's Independent Accountant.

      On November 6, 2003, Bridges & Dunn-Rankin, LLP resigned as Small Town Radio Incorporated's ("STWIQ") independent accountants, and on December 6, 2004, the Board of Directors of Small Town Radio approved the engagement of Stark Winter Schenkein & Co., LLP as its independent accountants.

      Bridges & Dunn-Rankin, LLP were the independent accountants for the Registrant for the report for the fiscal year ended June 30, 2002. The report of independent accountants issued by Bridges & Dunn-Rankin, LLP for the years ended June 30, 2002 and 2001 disclosed an uncertainty regarding the company's ability to continue as a going concern.

      The Company has not filed an annual report on Form 10-KSB for the fiscal year ended June 30, 2003, and June 30, 2004 as of the date of this report and Bridges & Dunn-Rankin, LLP has not performed any audit procedures with respect to the years then ended.

      During the two fiscal years ended June 30, 2001 and June 30, 2002, and subsequent interim period through the date of this report, there were no disagreements with Bridges & Dunn-Rankin, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Bridges & Dunn-Rankin, LLP's satisfaction would have caused them to make reference to the subject matter of the disagreement(s) in connection with its report.

      On March 5, 2003, Bridges & Dunn-Rankin, LLP informed the Board of Directors they had noted material weaknesses in the Company's internal controls during the interim period after June 30, 2002.

      The Registrant has provided to Bridges & Dunn-Rankin, LLP its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has received a letter from Bridges Dunn-Rankin, LLP, addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.

      During the two fiscal years of the Registrant ended June 30, 2002 and the subsequent period hereto, Small Town Radio did not consult with Stark Winter Schenkein & Co., LLP regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 4, 2004, the following members of the board of directors resigned from their position in order to pursue other interests: William Fleming, John McMullan, and Eric J. Froistad. None of these directors resigned because of any disagreement with the Company or its officers and directors. Their seats on the board shall remain vacant until the next regularly scheduled vote of the Company's shareholders.

Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On December 27, 2004, the Board of Directors approved the appointment of Frederick J. Alger, C.P.A. as Chief Financial Officer of the Company. Prior to his appointment, Mr. Alger served as Chief Financial Officer of Orbit Brands Corporation (NASDAQ:OBTV). Mr. Alger's holds an MBA in Finance from Loyola College, and a B.S. in accounting from the University of Maryland. Mr. Alger also served in the United States Marine Corps from 1983-1989.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits

      16.1 Letter from Bridges & Dunn-Rankin, LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Small Town Radio
                                                (Registrant)


Dated:  December 29, 2004                       By: /s/ Daniel W. Hollis
                                                -------------------------
                                                Daniel W. Hollis,
                                                President and CEO